UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2025

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-25023	35-2056949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of Principal Executive Offices) (Zip Code)

(812) 738-2198

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 21, 2025. Matters voted upon were: (1) election of four directors of one class of the Board to serve for three years and until the election and qualification of their successors; (2) ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025; and (3) approval of a non-binding advisory vote on Executive Compensation. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number. The final number of votes cast for or against, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below:

1.	Election of four members of one class of the Company’s Board to serve for three years and until the election and qualification of their successors:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Christopher L. Byrd	1,151,319	87,244	0	1,014,032
Pamela G. Kraft	1,126,831	111,732	0	1,014,032
Mark D. Shireman	1,039,540	199,023	0	1,014,032
John M. Shireman	1,085,033	153,530	0	1,014,032

2.	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

For	Against	Abstentions	Broker Non-Votes
2,157,111	53,691	41,793	N/A

3.	A non-binding advisory vote on the resolution to approve executive compensation.

For	Against	Abstentions	Broker Non-Votes
1,064,486	120,132	53,945	1,014,032

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: May 28, 2025	By:	/s/ Joshua P. Stevens
		Name:	Joshua P. Stevens
		Title:	Chief Financial Officer